                                                                    Exhibit 4.1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR STATE LAW, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.



                                       WARRANT

                             To Purchase Common Stock of

                               RICHEY ELECTRONICS, INC.
                               ------------------------

                               Expiring March 31, 2002


         THIS IS TO CERTIFY THAT, for value received, SIMMONDS CAPITAL LIMITED, or registered assigns, is entitled, at any time and from time to time prior to the Expiration Date (as hereinafter defined), to purchase from RICHEY ELECTRONICS, INC., a Delaware corporation ("Company"), at the Exercise Price (as hereinafter defined and subject to adjustment as provided herein) a number of shares of Common Stock (as hereinafter defined) equal to the quotient of 2,000,000 divided by the Exercise Price, all on the terms and conditions hereinafter set forth.

                                      ARTICLE I
                                 CERTAIN DEFINITIONS

         "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, whether though the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day which is not a Saturday, a Sunday, or any other day on which banking institutions are authorized or required to be closed in the City of Los Angeles.

         "Change of Control" has the meaning specified in Article VI.

         "Closing Date" means June 13, 1997.

         "Closing Price" means with respect to the Common Stock on any Trading Day, the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on Nasdaq, or if the Common Stock is not listed or admitted to trading on Nasdaq, on the principal securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on an interdealer quotation system or any comparable system, or if the Common Stock is not so quoted, the Closing Price shall be as determined in good faith by Company's Board of Directors.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the shares of common stock, par value $0.001 per share, of Company.

         "Company" has the meaning specified in the preamble to this Warrant and shall include its successors.

         "Current Market Value" means as of any specified date, the average of the daily Closing Prices for the Common Stock for the ten (10) consecutive Trading Days immediately preceding such date, except in the event of a Change of Control in which case such term shall have the meaning specified in Article VI.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" has the meaning specified in Section 2.1 hereof.

         "Expiration Date" means March 31, 2002.

         "Holder" means Simmonds Technologies Inc. and any other Person in whose name this Warrant is subsequently registered on the books of Company maintained for such purpose; provided that for purposes of Article IV hereof, Holder means only Simmonds Technologies Inc.

         "Nasdaq" means The Nasdaq Stock Market.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         "Payment Shares" has the meaning specified in Section 2.3 hereof.

         "Permitted Transferee" has the meaning specified in Section 3.2.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means (i) if the Common Stock is listed or admitted for trading on a national securities exchange, a day on which such exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (iii) if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.

         "Transfer" means any sale, transfer, gift, donation, assignment, pledge, encumbrance, hypothecation, grant of security interest or other disposition of any nature whatsoever.

         "Warrant" means this Warrant, and any amendments hereto, and all warrants issued upon transfer or in substitution for this Warrant.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of this Warrant.


                                      ARTICLE II
                                 EXERCISE OF WARRANT

    Section 2.1 EXERCISE PRICE. The exercise price per share of Common Stock shall be equal to 125% of the average of the Closing Price of the Common Stock for the ten consecutive Trading Days immediately preceding the fifth Trading Day following the Closing Date (the "Exercise Price"). The Exercise Price and the number of shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events pursuant to the provisions of Article V of this Warrant.

    Section 2.2 MANNER OF EXERCISE. In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company, at any time on or before 5:00 p.m. California time on the Expiration Date: (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall not include any fraction of a share), (ii) payment of the Exercise Price with respect to such shares and
(iii) this Warrant. Such notice shall be substantially in the form of the subscription notice appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute and deliver to Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Article III, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with payment as set forth below, and this Warrant are received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.4 prior to the issuance of such shares have been paid or Holder has agreed to pay such taxes when finally determined. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical to this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant or any Warrant Shares otherwise than in accordance with this Warrant.

    Section 2.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made by wire transfer or certified check payable to the order of Company; PROVIDED, HOWEVER, that Holder shall have the right, at its election, in lieu of delivering the Exercise Price in cash, to instruct Company in the subscription notice to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Exercise Price of the shares as to which this Warrant is then being exercised divided by the Current Market Value per share of Common Stock as of the date the notice of exercise is received by Company and to deduct the number of Payment Shares from the shares to be delivered to Holder.

    Section 2.4 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and, to the extent permitted by law, without any preemptive rights. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Company shall not be required, however, to pay any tax or other charge imposed in connection with any Transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.


                                     ARTICLE III
                                      TRANSFERS

    Section 3.1 TRANSFERS GENERALLY. This Warrant may not be Transferred by Holder, in whole or in part, except as expressly permitted by this Article III. Any attempted Transfer that is not permitted under the terms of this Warrant shall be null and void, and Company shall not give effect to any such attempted Transfer on its register.

    Section 3.2 PERMITTED TRANSFERS. Notwithstanding the foregoing, subject to the further provisions of this Article, Transfers of this Warrant, in whole but not in part, to the following transferees (collectively, "Permitted Transferees") are expressly permitted:

         (a)  Any Affiliate of Holder; and

         (b) A bona fide pledgee as security for any indebtedness incurred by Holder, provided that such pledgee shall, prior to such pledge, execute and deliver to Company, a written agreement not to dispose of this Warrant or Warrant Shares so pledged, or retain this Warrant or Warrant Shares in full or partial satisfaction of such indebtedness, without complying with the provisions of this Warrant.

    Section 3.3 NO REGISTRATION RIGHTS. It is understood and agreed that Company does not intend to, and shall have no obligation to, file a registration statement with the Commission under the Securities Act or to comply with any state securities laws in connection with any proposed Transfer of the Warrant or the Warrant Shares. Accordingly, a Transfer of the Warrant (which satisfies the requirements of Section 3.2) or the Warrant Shares shall only be permitted when Company shall have received an opinion of counsel of Holder reasonably satisfactory to Company that such registration and qualification are not required in order to ensure compliance with the Securities Act and applicable securities laws. In addition, in the event of any such Transfer of the Warrant or the Warrant Shares to a transferee, such transferee shall be bound by the terms and provisions of this Warrant, including this Article III.

    Section 3.4 MANNER OF TRANSFER OF WARRANT. Subject to compliance with this Article III, a Transfer of this Warrant and all rights hereunder, in whole but not in part, shall be registered on the books of Company, upon surrender of this Warrant to Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and such payment, Company shall execute and deliver a new warrant, identical in all respects to this Warrant, in the name of the assignee and this Warrant shall promptly be canceled. This Warrant, if properly assigned in compliance with this Article III, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

    Section 3.5 TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall bear the following legend (and any additional legend required under applicable law, rule or regulation) on the face thereof unless otherwise agreed by Company by written notice thereof to its stock transfer agent:

         THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED, OR THE

         SECURITIES LAWS OF ANY STATE AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IF REGISTERED OR QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.


                                      ARTICLE IV
                                   REPRESENTATIONS

         Holder hereby represents and warrants as follows and acknowledges that Company is relying on such representations and warranties in connection with its sale of the Warrant to Holder:

         (a) The Warrant and the Warrant Shares which may be purchased upon exercise of the Warrant are being acquired by Holder for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

         (b)  Holder understands that neither the Warrant nor the Warrant
Shares have been or will be registered or qualified under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Warrant and the Warrant Shares must be held indefinitely unless, subject to the provisions of Article III, a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification. Holder further understands and agrees that Company does not intend to, and shall have no obligation to, file a registration statement with the Commission under the Securities Act or to comply with any state securities laws in connection with any proposed Transfer by Holder of the Warrant or the Warrant Shares. Accordingly, the Warrant and the Warrant Shares must be held by Holder indefinitely unless, subject to the provisions of Article III, an exemption from such registration or qualification is available.

         (c) Holder is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act). Holder (i) has been furnished with or has had access to all information that Holder has requested from Company regarding Company or otherwise deemed necessary in order to make an informed decision with respect to this Warrant and (ii) has generally such knowledge and experience in business and financial matters and with respect to investments in securities, such as this Warrant, so as to enable Holder to understand and evaluate the risks of, and make an informed investment decision with respect to, this Warrant.

                                      ARTICLE V
                                     ADJUSTMENTS

    Section 5.1 WARRANT SUBJECT TO DILUTION. The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall not be subject to adjustment, except as expressly provided herein. Accordingly, except as expressly provided herein, Holder's rights under this Warrant shall be subject to dilution, including, without limitation, by reason of capital reorganizations or reclassifications, issuance of additional Common Stock in private placements or public offerings, issuances of rights, options, warrants or convertible or exchangeable securities and other events.

    Section 5.2 STOCK DIVIDENDS, SUBDIVISIONS OR COMBINATIONS. If Company shall hereafter (i) pay a dividend or make a distribution payable in shares of Common Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a larger number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, then (x) the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the record date or the effective date for any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (y) the Exercise Price shall be adjusted to equal the then current Exercise Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment. All calculations shall be made to the nearest full share.

    Section 5.3 NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as herein provided, Company shall promptly give Holder notice thereof, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

    Section 5.4 STATEMENT ON WARRANTS. Irrespective of any adjustment in the number of shares purchasable upon the exercise of this Warrant, this Warrant may continue to express the same number of shares as are stated herein.

                                      ARTICLE VI
                                  CHANGE OF CONTROL

         If Company consolidates or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any Person, or any other corporation merges into Company, and in the case of any such transaction, the outstanding Common Stock is changed or exchanged into other securities and/or property (including cash) (any such event being called a "Change of Control"), then, Holder shall be deemed (i) to have exercised this Warrant and in connection therewith to have instructed Company to retain Payment Shares in payment of the Exercise Price and (ii) to have received the remaining number of shares of Common Stock, all immediately prior to such Change of Control. For purposes of calculating the number of such Payment Shares, the Current Market Value per share of Common Stock shall be the fair market value of such other securities and/or property (including cash) into which the Common Stock is to be changed or exchanged as determined in good faith by Company's Board of Directors. Notwithstanding anything to the contrary contained herein, if such Current Market Value as so determined is less than the Exercise Price, this Warrant shall be deemed to have expired without being exercised, immediately prior to such Change of Control. Without limiting the foregoing, it is expressly understood and agreed that Holder shall not under any circumstances be entitled to exercise this Warrant following a Change of Control.


                                     ARTICLE VII
                                  LOSS OR MUTILATION

         Upon receipt by Company of evidence satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to Company, or, in the case of mutilation, upon cancellation of such Warrant, the Company will deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant which shall in all respects be identical to this Warrant.


                                     ARTICLE VIII
                             RESERVATION OF COMMON STOCK

         Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

                                      ARTICLE IX
                        WARRANT HOLDER NOT DEEMED STOCKHOLDER

    Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and Company shall not be affected by any notice to the contrary. Prior to the exercise of this Warrant, Holder, as such, shall not be entitled to any rights of a stockholder of Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Warrant, shall not be entitled to receive any notice of any proceedings of Company.


                                      ARTICLE X
                                    MISCELLANEOUS

    Section 10.1 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be mailed, telecopied, dispatched by reputable commercial courier or delivered by hand as follows:

              If to Company, addressed to it at:

              Richey Electronics, Inc.
              7441 Lincoln Way
              Garden Grove, California 92641
              Attention:  President
              Telecopier: 714-897-7887

              With copies to:

              Kathy Wales
              Dewey Ballantine
              333 South Hope Street, 30th Floor
              Los Angeles, California 90071
              Telecopier:  213-625-0562

              Michael Creery
              Davies Ward & Beck
              1 First Canadian Place
              Suite 4400
              Toronto, Ontario M5X 1B1
              Telecopier:  416-863-0871

              If to the initial Holder, addressed to it at:

              Simmonds Technologies Inc.
              580 Granite Court
              Pickering, Ontario L4W 3Z4
              Attention:  President
              Telecopier:  905-837-3939

              With a copy to:

              John Burns
              Gowling, Strathy & Henderson
              Suite 4900, Commerce Court West
              Toronto, Ontario M5L IJ3
              Telecopier:  416-862-7661

Any notices to any subsequent Holder of this Warrant shall be sent to its last known address or facsimile transmission number appearing on the books of Company maintained for such purpose. If any notice or other communication required or permitted to be given hereunder is given by mail, it will be effective on the fifth calendar day after deposit in the mail with first class postage prepaid, except in the event of an actual or threatened disruption in postal services, in which case notices shall be given by telecopier, courier or personal delivery until the resumption of normal postal service; if given by telecopier on a Business Day during regular business hours of the recipient, when sent and, if not so given, then, at the opening of the recipient's business on the next Business Day; if dispatched by reputable commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

    Section 10.2 GOVERNING LAW. This Warrant shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely in that state, without regard to the principles thereof regarding conflict of laws.

    Section 10.3 BINDING EFFECT. Subject to the provisions of Article III, this Warrant shall be binding upon and inure to the benefit of Company and its successors and Holder and its successors and assigns.

    Section 10.4 SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

    Section 10.5 AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of Company and Holder.

    Section 10.6 HEADINGS. The headings and subheadings in this Warrant are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Warrant or any provision hereof.


                               [Signature Page Follows]

         IN WITNESS WHEREOF, Simmonds Capital Limited, as Holder of this Warrant, hereby consents to the provisions contained in this Warrant, and the Company has caused this Warrant to be duly executed.

Dated:  June 13, 1997.

                             RICHEY ELECTRONICS, INC.



                             By____________________________
                               Richard N. Berger
                               Vice President and
                               Chief Financial Officer


                             SIMMONDS CAPITAL LIMITED



                             By _____________________________
                                David C. O'Keil
                                Executive Vice President and
                                Secretary







                             [SIGNATURE PAGE TO WARRANT]

                                      EXHIBIT A

                                 SUBSCRIPTION NOTICE

                    [To be executed only upon exercise of Warrant]


         The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of ___________ shares of Common Stock of Richey Electronics, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to __________________________________ whose address is ___________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

         / / If this box is checked, then Holder is utilizing the procedure specified in Section 2.3 hereof, and Company shall withhold the Payment Shares in lieu of Holder delivering the Exercise Price in cash.


Dated:


                             _________________________________
                             (Name of Registered Owner)


                             _________________________________
                             (Signature of Registered Owner)


                             _________________________________
                             (Street Address)


                             _________________________________
                             (City)       (State)   (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                      EXHIBIT B

                                   ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant:

                             NAME AND ADDRESS OF ASSIGNEE






and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer on the books of Richey Electronics, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated: ____________________       Print Name: ________________________

                                  Signature: _________________________

                                  Witness: ___________________________


NOTICE: The signature of this assignment must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.